UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2012 (September 27, 2012)

REGENCY ENERGY PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35262	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 Bryan Street, Suite 3700

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 750-1771

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 27, 2012, Regency Energy Partners LP (the “Partnership”), Regency Energy Finance Corp., a wholly owned subsidiary of the Partnership (“Regency Finance” and, together with the Partnership, the “Issuers”), and certain other subsidiaries of the Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., as representative of the several underwriters named therein, with respect to the public offering (the “Offering”) by the Issuers of $700,000,000 aggregate principal amount of 5.500% Senior Notes due 2023 (the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Issuers’ Registration Statement on Form S-3 (File No. 333-169901), which became effective upon filing with the Securities and Exchange Commission (the “Commission”) on October 13, 2010, as amended by Post-Effective Amendment No. 1 filed with the Commission on May 23, 2011 and Post-Effective Amendment No. 2 filed with the Commission on September 27, 2012, and as supplemented by the Prospectus Supplement relating to the Notes filed with the Commission on September 27, 2012.

The Underwriting Agreement contains customary representations, warranties and agreements by the Issuers, including obligations of the Issuers to indemnify the underwriters for certain liabilities under the Securities Act. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

5.500% Senior Notes due 2023

On October 2, 2012, the Issuers completed the Offering of the Notes. The Issuers expect to receive net proceeds of approximately $686.5 million from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, and intend to use the net proceeds to repay borrowings outstanding under the Partnership’s revolving credit facility (the “credit facility”).

The terms of the Notes are governed by an Indenture dated October 27, 2010 (the “Original Indenture”), as supplemented by the Fifth Supplemental Indenture dated October 2, 2012 (the “Fifth Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Issuers, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, commencing April 15, 2013, and the Notes will mature on April 15, 2023.

The Notes are senior obligations of the Issuers and are guaranteed on a senior basis by all of the Partnership’s existing consolidated subsidiaries (except Regency Finance, Edwards Lime Gathering, LLC, ELG Oil LLC and ELG Utility LLC). The Notes and guarantees are unsecured and rank equally with all of the Issuers’ and each guarantor’s existing and future unsubordinated obligations, including the Issuers’ existing senior notes and the guarantees thereof. The Notes are senior in right of payment to any of the Issuers’ and each guarantor’s future obligations that are, by their terms, expressly subordinated in right of payment to the Notes and guarantees. The Notes and guarantees are effectively subordinated to the Issuers’ and each guarantor’s secured obligations, including the credit facility, to the extent of the value of the collateral securing such obligations, and structurally subordinated to all indebtedness and obligations of the Partnership’s subsidiaries that do not guarantee the Notes.

Prior to October 15, 2015, the Issuers may redeem up to 35% of the aggregate principal amount of the Notes then outstanding in an amount equal to the net cash proceeds of certain qualified equity offerings at a redemption price equal to 105.5% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the redemption date; provided that (i) at least 65% of the aggregate principal amount of the Notes issued on the date of the Indenture remains outstanding immediately after the occurrence of the redemption and (ii) the redemption occurs within 90 days of the date of the closing of any qualified equity offering. Beginning on October 15 of the years indicated below, the Issuers may redeem all or part of the Notes at the redemption prices (expressed as percentages of the principal amount) set forth below plus accrued but unpaid interest to, but excluding, the applicable redemption date:

2017 at 102.750%

2018 at 101.833%

2019 at 100.917%

2020 and thereafter at 100%

Upon the occurrence of a Change of Control (as defined in the Indenture) event, which occurrence (other than one involving the adoption of a plan relating to liquidation or dissolution) is followed by a ratings decline within 90 days after the consummation of the transaction, the Issuers may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest to the repurchase date. Additionally, if the Partnership sells certain assets and does not apply the proceeds from the sale in a certain manner, the Issuers must use certain excess proceeds to offer to repurchase the Notes at 100% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains customary events of default (each an “Event of Default”). Under the Indenture, Events of Default include the following:

(1) default for 30 days in the payment when due of interest on the Notes;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3) failure by the Partnership or any guarantor to comply with their obligations to make or consummate a change of control offer or asset sale offer or to comply with any of their agreements or covenants relating to merger, consolidation or sale of assets;

(4) failure by the Partnership for 90 days after notice to comply with its obligations to furnish the holders of Notes and the Trustee certain reports;

(5) failure by the Partnership or any guarantor to comply with their other covenants or agreements in the Indenture for 60 days after written notice;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Partnership or any of its restricted subsidiaries (or the payment of which is guaranteed by the Partnership or any of its restricted subsidiaries) whether the indebtedness or guarantee now exists, or is created after the issue date of the Notes, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on the indebtedness prior to the expiration of the grace period provided in the indebtedness on the date of the default (a “Payment Default”) or (B) results in the acceleration of the indebtedness prior to its express maturity, and, in each case, the principal amount of any of the indebtedness, together with the principal amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more, subject to certain exceptions;

(7) failure by the Issuers or the Partnership’s restricted subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(8) any guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any guarantor denies or disaffirms its obligations under its guarantee; and

(9) certain events of bankruptcy, insolvency or reorganization of the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary.

If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest on all of the Notes will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Issuers or any of the Partnership’s significant subsidiaries or any group of the Partnership’s restricted subsidiaries that, taken together, would constitute a significant subsidiary, occurs and is continuing, all outstanding Notes will become due and payable immediately without further action or notice on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The foregoing description of the Notes and the Fifth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Fifth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.2. The description of the Notes is also qualified in its entirety by reference to the full text of the Original Indenture, which is included as Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed with the Commission on October 27, 2010.

Relationships

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Those investment and securities activities may involve the Issuers’ securities and instruments.

Affiliates of each underwriter (other than Credit Suisse Securities (USA) LLC) are lenders under the credit facility. An affiliate of Wells Fargo Securities, LLC serves as administrative agent and collateral agent under the credit facility. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Wells Fargo Securities, LLC serve as joint lead arrangers and joint book managers under the credit facility. Affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated and RBS Securities Inc. serve as co-syndication agents under the credit facility, and an affiliate of J.P. Morgan Securities LLC serves as senior managing agent under the credit facility. An affiliate of Wells Fargo Securities, LLC serves as the trustee under the indenture for the Issuers’ 9 3/8% Senior Notes due 2016. Affiliates of RBS Securities Inc. and SunTrust Robinson Humphrey, Inc. are counterparties to some of the interest rate swaps of the Partnership, while affiliates of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC and Natixis Securities Americas LLC are counterparties under several of the Partnership’s commodity price hedging contracts. RBS Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC have each provided investment banking advisory services to the Partnership in the past and it is anticipated that each of them will do so in the future.

Item 7.01.	Regulation FD Disclosure.

On September 27, 2012, the Partnership issued a press release announcing the launch of the Offering and a press release announcing the pricing of the Notes. A copy of each press release is furnished herewith as Exhibit 99.1 and Exhibit 99.2, respectively.

The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 and Exhibit 99.2 are deemed to be “furnished” and shall not be deemed to be “filed” with the Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Exchange Act.

Exhibit Number	Description of the Exhibit

1.1*	Underwriting Agreement dated as of September 27, 2012 among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto and Citigroup Global Markets Inc., as representative of the several underwriters.

4.1	Indenture dated October 27, 2010 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed October 27, 2010).

4.2*	Fifth Supplemental Indenture dated October 2, 2012 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes).

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Lemle & Kelleher, L.L.P.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of Lemle & Kelleher, L.L.P. (included in Exhibit 5.2 hereto).

99.1*	Press Release dated September 27, 2012 announcing the launch of the Offering.

99.2*	Press Release dated September 27, 2012 announcing the pricing of the Notes.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regency Energy Partners LP

	By:	Regency GP LP, its general partner

	By:	Regency GP LLC, its general partner

Date: October 2, 2012	By:	/s/ Thomas E. Long

Thomas E. Long
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1*	Underwriting Agreement dated as of September 27, 2012 among Regency Energy Partners LP, Regency Energy Finance Corp., certain subsidiaries of Regency Energy Partners LP party thereto and Citigroup Global Markets Inc., as representative of the several underwriters.

4.1	Indenture dated October 27, 2010 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Partnership’s Current Report on Form 8-K filed October 27, 2010).

4.2*	Fifth Supplemental Indenture dated May 26, 2011 among Regency Energy Partners LP, Regency Energy Finance Corp., the guarantors party thereto and U.S. Bank National Association, as trustee (including the form of the Notes).

5.1*	Opinion of Latham & Watkins LLP.

5.2*	Opinion of Lemle & Kelleher, L.L.P.

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2*	Consent of Lemle & Kelleher, L.L.P. (included in Exhibit 5.2 hereto).

99.1*	Press Release dated September 27, 2012 announcing the launch of the Offering.

99.2*	Press Release dated September 27, 2012 announcing the pricing of the Notes.

*	Filed herewith